Registration No. 333-15307

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

VSE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	54-0649263
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2550 Huntington Avenue
Alexandria, VA 22303-1499
(Address of Principal Executive Offices)

VSE Corporation
Employee ESOP
 (Full title of the plan)

Maurice A. Gauthier
Chief Executive Officer
2550 Huntington Avenue
Alexandria, VA 22303-1499
(Name and address of agent for service)

(703) 960-4600
(Telephone number, including area code, of agent for service)

Copy to:

Carter Strong, Esq.
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5339
(202) 857-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

VSE Corporation (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement No. 333-15307, filed with the SEC on October 31, 1996 (the “Registration Statement”), pursuant to which the Company registered 100,000 shares of its common stock, par value $0.05 per share,  for issuance under the VSE Corporation Employee ESOP/401(k) Plan (the “Plan”), as well as an indeterminate amount of interests offered pursuant to the Plan.  This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 4th day of March 2010.

VSE CORPORATION
By:	/s/ Maurice A. Gauthier
Maurice A. Gauthier Director, Chief Executive Officer, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ M. A. Gauthier
M. A. Gauthier	Director, Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)	March 4, 2010

/s/ Thomas R. Loftus
Thomas R. Loftus	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2010

/s/ D. M. Ervine
D. M. Ervine	Chairman	March 4, 2010

/s/ Clifford M. Kendall
Clifford M. Kendall	Director	March 4, 2010

/s/ Calvin S. Koonce
Calvin S. Koonce	Director	March 4, 2010

/s/ James F. Lafond
James F. Lafond	Director	March 4, 2010

/s/ David M. Osnos David M. Osnos	Director	March 4, 2010

/s/ Jimmy D. Ross
Jimmy D. Ross	Director	March 4, 2010

/s/ Bonnie K. Wachtel Bonnie K. Wachtel	Director	March 4, 2010

/s/ Ralph E. Eberhart
Ralph E. Eberhart	Director	March 4, 2010

By: /s/ D. M. Ervine
D. M. Ervine, Attorney-in-fact		March 4, 2010